FIRST COMMERCIAL BANCSHARES, INC.

This Proxy is Solicited on Behalf of the Board of Directors for use at the
Special Meeting of Shareholders on ____________, 2015

The undersigned holder(s) of First Commercial Bancshares, Inc. common stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, and hereby appoints Mark E. Gautreaux and Michael A. Bickford,  and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of First Commercial Bancshares, Inc. to be held at the offices of First Commercial Bank, 1601 S. Kelley, Edmond, Oklahoma 73013, on _______, ____________, 2015 at __:__ __.m., local time, and any and all adjournments thereof, and to vote as specified herein the number of shares of common stock that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy may be revoked at any time before it is exercised at the Special Meeting.

1.

Proposal to approve the Agreement and Plan of Reorganization, dated as of May 27, 2015, between and among Southwest Bancorp, Inc. (“SWB”), First Commercial Bancshares, Inc. (“FCB”) and First Commercial Bank, pursuant to which FCB will merge with and into SWB, all on and subject to the terms and conditions contained therein.

⎕ FOR⎕ AGAINST⎕ ABSTAIN

2.	To adjourn or postpone the Special Meeting to a later date or dates, if the Board of Directors of FCB determines it is necessary.

⎕ FOR⎕ AGAINST⎕ ABSTAIN

Shares of common stock will be voted as specified in this Proxy.  Unless otherwise specified, this Proxy will be voted FOR each proposal listed above.

The Board of Directors of FCB unanimously recommends a vote FOR each proposal listed above.  Please sign, date and return this Proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of common stock of FCB.  When signing as attorney, trustee, executor, administrator or guardian, please give full title as such.  If shares are held by a corporation, please sign the full corporate name by president or other authorized officer.  If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated __________________, 2015.

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)